[LOGO] Prudential                                       PROSPECTUS MARCH 3, 2000


Prudential
National Municipals Fund, Inc.

FUND TYPE Tax-exempt bond

OBJECTIVE High level of current income exempt from federal income taxes



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As with all mutual funds, the Securities and
Exchange Commission has not approved or
disapproved the Fund's shares nor has the                       on the Rock
SEC determined that this prospectus is
complete or accurate. It is a criminal offense to state otherwise.

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   Table of Contents
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
   1 Risk/Return Summary
   1 Investment Objective and Principal Strategies
   1 Principal Risks
   2 Evaluating Performance
   3 Fees and Expenses
   5 How the Fund Invests
   5 Investment Objective and Policies
   7 Other Investments and Strategies
  10 Investment Risks
  14 How the Fund is Managed
  14 Board of Directors
  14 Manager
  14 Investment Adviser
  16 Distributor
  17 Fund Distributions and Tax Issues
  17 Distributions
  18 Tax Issues
  19 If You Sell or Exchange Your Shares
  21 How to Buy, Sell and Exchange Shares of the Fund
  21 How to Buy Shares
  28 How to Sell Your Shares
  31 How to Exchange Your Shares
  33 Telephone Redemptions and Exchanges
  34 Financial Highlights
  34 Class A Shares
  35 Class B Shares
  36 Class C Shares
  37 Class Z Shares
  38 The Prudential Mutual Fund Family
     For More Information (Back Cover)

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     PRUDENTIAL NATIONAL MUNICIPALS FUND, INC.        (800) 225-1852
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   Risk/Return Summary
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This section highlights key information about the PRUDENTIAL NATIONAL
MUNICIPALS FUND, INC., which we refer to as "the Fund." Additional information follows this summary.

INVESTMENT OBJECTIVE AND PRINCIPAL STRATEGIES
Our investment objective is to seek A HIGH LEVEL OF CURRENT INCOME EXEMPT FROM FEDERAL INCOME TAXES. This means we normally invest at least 80% of the Fund's total assets in municipal bonds. The Fund's portfolio consists primarily of long-term municipal bonds of medium quality. While we make every effort to achieve our objective, we can't guarantee success.

PRINCIPAL RISKS
Although we try to invest wisely, all investments involve risk. Since the Fund invests primarily in long-term municipal bonds of medium quality, there is the risk that the bonds may lose value because interest rates change or because there is a lack of confidence in the borrower. Bonds with longer maturity dates typically produce higher yields and are subject to greater price fluctuations as a result of changes in interest rates than bonds with shorter maturity dates.
   Bond prices and the Fund's net asset value generally move in opposite directions from interest rates--if interest rates go up, the prices of the bonds in the Fund's portfolio may fall because the bonds the Fund holds won't, as a rule, pay as well as the newer bonds issued. Bonds that are issued when interest rates are high generally increase in value when interest rates fall.
   In addition to interest rate changes, municipal bonds of medium quality have speculative characteristics and are subject to a greater degree of market fluctuation and greater risk that the issuer may be unable to make principal and interest payments when they are due than higher-quality securities.
   Municipal bonds and, in particular, municipal leases may be subject to the risk that the municipality may not set aside funds in future budgets to make the bond or lease payments.
   Like any mutual fund, an investment in the Fund could lose value, and you could lose money. For more detailed information about the risks associated with the Fund, see "How the Fund Invests--Investment Risks."
   An investment in the Fund is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or by any other government agency.

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                                                                        1
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   Risk/Return Summary
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EVALUATING PERFORMANCE
A number of factors--including risk--can affect how the Fund performs. The following bar chart shows the Fund's performance for each full calendar year of operation for the last 10 years. The bar chart and table below demonstrate the risk of investing in the Fund by showing how returns can change from year to year and by showing how the Fund's average annual total returns compare with those of a broad measure of market performance and a group of similar mutual funds. Past performance does not mean that the Fund will achieve similar results in the future.


                                    [GRAPH]

Annual Returns* (Class B shares)

 1990    1991    1992    1993    1994    1995    1996    1997    1998    1999
------  ------  ------  ------  ------  ------  ------  ------  ------  ------
 5.95%  12.41%   8.49%  12.15%  -6.39%  16.49%  2.26%   9.35%   4.99%   -3.98%


BEST QUARTER: 6.26% (3rd quarter of 1995)
WORST QUARTER: -5.99% (1st quarter of 1994)

* These annual returns do not include sales charges. If the sales charges were included, the annual returns would be lower than those shown.


 AVERAGE ANNUAL RETURNS/1/ (AS OF 12-31-99)

                              1 YR   5 YRS  10 YRS  SINCE INCEPTION
  Class A shares             (3.69)%  5.99%    N/A   6.44%(since 1-22-90)
  Class B shares             (3.98)%  5.60%   5.94%  7.89%(since 4-25-80)
  Class C shares             (4.22)%  5.34%    N/A   4.41%(since 8-1-94)
  Class Z shares               N/A     N/A     N/A  N/A(since 1-22-99)
  Lehman Muni Bond Index/2/  (2.06)%  6.91%   6.89% N/A
  Lipper Average/3/          (4.63)%  5.76%   6.18% N/A

1 The Fund's returns are after deduction of sales charges and expenses. Without the distribution and service (12b-1) fee waiver for Class A and Class C shares, the returns would have been lower.
2 The Lehman Brothers Municipal Bond Index--an unmanaged index of over 21,000 long-term investment grade municipal bonds--gives a broad look at how long-term investment-grade municipal bonds have performed. These returns do not include the effect of any sales charges or operating expenses of a mutual fund. These returns would be lower if they included the effect of sales charges and operating expenses. The Lehman Muni Bond Index returns since the inception of each class are 7.00% for Class A, 8.36% for Class B, 5.86% for Class C and (3.48)% for Class Z shares. Source: Lehman Brothers.
3 The Lipper Municipal Debt Funds Category is based on the average return of all mutual funds in this category. These returns do not include the effect of any sales charges. These returns would be lower if they included the effect of sales charges. The Lipper returns since the inception of each class are 6.36% for Class A, 8.26% for Class B, 4.74% for Class C and (5.68)% for Class Z shares. Source: Lipper Inc.


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     PRUDENTIAL NATIONAL MUNICIPALS FUND, INC.        (800) 225-1852
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      2
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   Risk/Return Summary
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FEES AND EXPENSES
These tables show the sales charges, fees and expenses that you may pay if you buy and hold shares of each class of the Fund--Class A, B, C and Z. Each share class has different sales charges--known as loads--and expenses, but represents an investment in the same fund. Class Z shares are available only to a limited group of investors. For more information about which share class is right for you, see "How to Buy, Sell and Exchange Shares of the Fund."


 SHAREHOLDER FEES/1/ (PAID DIRECTLY FROM YOUR INVESTMENT)

                                             CLASS A CLASS B CLASS C CLASS Z
  Maximum sales charge (load) imposed on          3%    None      1%    None
   purchases (as a percentage of offering
   price)
  Maximum deferred sales charge (load)          None   5%/2/   1%/3/    None
  (as a percentage of the lower of original
  purchase price or sale proceeds)
  Maximum sales charge (load) imposed on        None    None    None    None
  reinvested dividends and other
  distributions
  Redemption fees                               None    None    None    None
  Exchange fee                                  None    None    None    None



 ANNUAL FUND OPERATING EXPENSES (DEDUCTED FROM FUND ASSETS)

                                              CLASS A CLASS B CLASS C CLASS Z
  Management fees                                .48%    .48%    .48%    .48%
  + Distribution and service (12b-1) fees/4/     .30%    .50%   1.00%    None
  + Other expenses                               .13%    .13%    .13%    .13%
  = TOTAL ANNUAL FUND OPERATING EXPENSES         .91%   1.11%   1.61%    .61%
  - Fee waiver or expense reimbursement/4/       .05%    None    .25%    None
  = NET ANNUAL FUND OPERATING EXPENSES           .86%   1.11%   1.36%    .61%


1 Your broker may charge you a separate or additional fee for purchases and sales of shares.
2 The Contingent Deferred Sales Charge (CDSC) for Class B shares decreases by
  1% annually to 1% in the fifth and sixth years and 0% in the seventh year. Class B shares convert to Class A shares approximately seven years after purchase.
3 The CDSC for Class C shares is 1% for shares redeemed within 18 months of purchase.
4 For the fiscal year ending December 31, 2000, the Distributor of the Fund has contractually agreed to reduce its distribution and service (12b-1) fees for Class A and Class C shares to .25 of 1% and .75 of 1% of the average daily net assets of Class A and Class C shares, respectively.

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   Risk/Return Summary
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EXAMPLE
This example will help you compare the fees and expenses of the Fund's different share classes and the cost of investing in the Fund with the cost of investing in other mutual funds.
   The example assumes that you invest $10,000 in the Fund for the time periods indicated and then sell all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year and that the Fund's operating expenses remain the same, except for the Distributor's reduction of distribution and service (12b-1) fees for Class A and Class C shares during the first year. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

                  1 YR 3 YRS 5 YRS 10 YRS
  Class A shares  $385  $577  $784 $1,382
  Class B shares  $613  $653  $712 $1,221
  Class C shares  $337  $579  $944 $1,971
  Class Z shares  $ 62  $195  $340 $  762

You would pay the following expenses on the same investment if you did not sell your shares:

                  1 YR 3 YRS 5 YRS 10 YRS
  Class A shares  $385  $577  $784 $1,382
  Class B shares  $113  $353  $612 $1,221
  Class C shares  $237  $579  $944 $1,971
  Class Z shares  $ 62  $195  $340 $  762


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     PRUDENTIAL NATIONAL MUNICIPALS FUND, INC.        (800) 225-1852
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   How the Fund Invests
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INVESTMENT OBJECTIVE AND POLICIES
The Fund's investment objective is to SEEK A HIGH LEVEL OF CURRENT INCOME
EXEMPT FROM FEDERAL INCOME TAXES. This means we invest substantially all, and, in any event, at least 80% of the value of the Fund's total assets in MUNICIPAL BONDS, which include MUNICIPAL NOTES. Municipal notes, like municipal bonds, are fixed-income securities issued by states and municipalities, except that municipal notes mature in one year or less. While we make every effort to achieve our objective, we can't guarantee success.
--------------------------------------------------------------------------------
MUNICIPAL BONDS

States and municipalities issue bonds in order to borrow money to finance a project. You can think of bonds as loans that investors make to the state, local government or other issuer. The government gets the cash needed to complete the project and investors earn income on their investment.

--------------------------------------------------------------------------------
   Municipal bonds include GENERAL OBLIGATION BONDS and REVENUE BONDS. General obligation bonds are obligations supported by the credit of an issuer that has the power to tax and are payable from such issuer's general revenues and not from any particular source. Revenue bonds, on the other hand, are payable from revenues derived from a particular source.
   The Fund's portfolio will consist primarily of long-term municipal bonds of medium quality. Although we will not be limited by ratings assigned by rating services, this means that the Fund's portfolio will be principally invested in medium-quality investment-grade municipal bonds; that is, bonds rated A and Baa by Moody's Investors Service (Moody's) and A and BBB by
Standard & Poor's Ratings Group (S&P), or comparably rated by another major rating service. A rating is an assessment of the likelihood of timely repayment of interest and principal and can be useful when comparing different debt obligations. These ratings are not a guarantee of quality. The opinions of the rating agencies do not reflect market risk and they may at times lag behind the current financial conditions of the company. An investor can evaluate the expected likelihood of debt repayment by an issuer by looking at its ratings as compared to another similar issuer. Bonds rated Baa by Moody's or BBB by S&P have speculative characteristics.
   Although the investment adviser will consider ratings assigned to a security, it will perform its own investment analysis. The Fund, for example,


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   How the Fund Invests
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may acquire municipal bonds rated below investment-grade, that is, HIGH- YIELD or "JUNK BONDS", if, in the opinion of the investment adviser, the bonds have the characteristics of medium-rated securities. High-yield securities offer higher yields, but also offer greater price volatility and risk of loss of principal and income. In addition to investing in rated securities, the Fund may invest in unrated securities that we determine are of comparable quality to medium-rated securities.
   In recent years, there has been a narrowing of the yield spreads between higher- and lower-quality municipal bonds and a reduction in the supply of medium-quality municipal bonds. As a result of these changing conditions in the municipal securities markets, the investment adviser has invested a substantial portion of the Fund's assets in higher-quality municipal bonds.
   The Fund may purchase secondary market insurance on municipal bonds it acquires. Although the insurance premium will reduce the yield on the insured bonds, the insurance will reduce the Fund's credit risk and may increase the insured bond's market value.
   The interest on municipal bonds generally is exempt from federal income taxes. The Fund, however, may hold certain private activity bonds, which are municipal bonds the interest on which is subject to the federal alternative minimum tax (AMT). See "Fund Distributions and Tax Issues-- Distributions."
   In seeking to achieve the Fund's investment objective, the investment adviser will purchase securities that it believes represent the best values based on yield, maturity, issue and quality characteristics and expectations regarding economic and political developments, including movements in interest rates and demand for municipal bonds. The investment adviser will seek to anticipate interest rate movements and adjust the Fund's portfolio holdings accordingly. The investment adviser will also seek to take advantage of differentials in yields with respect to securities with similar credit ratings and maturities, but which vary according to the purpose for which they were issued, as well as securities issued for similar purposes with similar maturities, but which vary according to ratings.
   For more information, see "Investment Risks" below and the Statement of Additional Information, "Description of the Fund, Its Investments and Risks." The Statement of Additional Information--which we refer to as the SAI--contains additional information about the Fund. To obtain a copy, see the back cover page of this prospectus.


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     PRUDENTIAL NATIONAL MUNICIPALS FUND, INC.        (800) 225-1852
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   How the Fund Invests
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   The Fund's investment objective is a fundamental policy that cannot be changed without shareholder approval. The Board of the Fund can change investment policies of the Fund that are not fundamental.

OTHER INVESTMENTS AND STRATEGIES
In addition to the principal strategies, we also may use the following investment strategies to increase the Fund's returns or protect its assets if market conditions warrant.

FLOATING RATE BONDS, VARIABLE RATE BONDS, INVERSE FLOATERS, SECONDARY INVERSE FLOATERS AND ZERO COUPON MUNICIPAL BONDS
The Fund may invest in floating rate bonds, variable rate bonds, inverse floaters, secondary inverse floaters and zero coupon municipal bonds. FLOATING RATE BONDS are municipal bonds that have an interest rate that is set as a specific percentage of a designated rate, such as the rate on Treasury bonds or the prime rate at major commercial banks. The interest rate on floating rate bonds changes when there is a change in the designated rate. VARIABLE RATE BONDS are municipal bonds that have an interest rate that is adjusted based on the market rate at a specified period. They generally allow the Fund to demand payment of the bond on short notice for an amount that may be more or less than the amount paid. INVERSE FLOATERS are municipal bonds with a floating or variable interest rate that moves in the opposite direction of the interest rate on another security or the value of an index. SECONDARY INVERSE FLOATERS are municipal asset-backed securities with a floating or variable interest rate that moves in the opposite direction of the interest rate on another security or the value of an index. ZERO COUPON MUNICIPAL BONDS do not pay interest during the life of the bond. An investor makes money by purchasing the bond at a price that is less than the money the investor will receive when the municipality repays the amount borrowed (face value).

MUNICIPAL LEASE OBLIGATIONS
The Fund may invest in municipal lease obligations. MUNICIPAL LEASE OBLIGATIONS are obligations where the interest and principal are paid out of lease payments made by the party leasing the facilities that were built with the bonds. Typically, municipal lease obligations are issued by states or financing authorities to provide money for construction projects such as

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                                                                        7
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   How the Fund Invests
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schools, offices or stadiums. The entity that leases the building or facility would be responsible for paying the interest and principal on the obligation.

MUNICIPAL ASSET-BACKED SECURITIES
The Fund may invest in MUNICIPAL ASSET-BACKED SECURITIES. A municipal asset-backed security is a type of pass-through instrument that pays interest which is eligible for exclusion from federal income taxation based upon the income from an underlying pool of municipal bonds.

WHEN-ISSUED AND DELAYED-DELIVERY SECURITIES
The Fund may purchase municipal obligations on a WHEN-ISSUED or DELAYED-DELIVERY basis, without limit. When the Fund makes this type of purchase, the price and interest rate are fixed at the time of purchase, but delivery and payment for the obligations take place at a later time. The Fund does not earn interest income until the date the obligations are delivered.

TEMPORARY DEFENSIVE STRATEGY AND SHORT-TERM INVESTMENTS
In response to adverse market, economic or political conditions, or for liquidity purposes, pending investment in municipal bonds, we may take a temporary defensive position and invest up to 100% of the Fund's assets in municipal notes. Investing heavily in these securities can limit our ability to achieve our investment objective of a high level of current income exempt from federal income taxes, but can help to preserve the Fund's assets.

DERIVATIVE STRATEGIES
We may use various DERIVATIVE strategies to try to improve the Fund's returns or protect its assets. We cannot guarantee that these strategies will work, that the instruments necessary to implement these strategies will be available, or that the Fund will not lose money. Derivatives--such as financial futures, including interest rate futures contracts, options on futures and interest rate swaps--involve costs and can be volatile. With derivatives, the investment adviser tries to predict if the underlying investment, whether a security, market index, interest rate, or some other investment, will go up or down at some future date. We may use derivatives to try to reduce risk or to increase return consistent with the Fund's overall investment objective. The investment adviser will consider other factors (such as cost) in deciding


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     PRUDENTIAL NATIONAL MUNICIPALS FUND, INC.        (800) 225-1852
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   How the Fund Invests
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whether to employ any particular strategy or use any particular instrument. Any derivatives we may use may not match the Fund's underlying holdings.

Financial Futures Contracts and Related Options
The Fund may purchase and sell financial futures contracts and related options on financial futures. A FUTURES CONTRACT is an agreement to buy or sell a set quantity of an underlying product at a future date, or to make or receive a cash payment based on the value of a securities index. An OPTION is the right to buy or sell a security, or in the case of an option on a futures contract, the right to buy or sell a futures contract, in exchange for a premium.

Interest Rate Swap Transactions
The Fund may enter into INTEREST RATE SWAP TRANSACTIONS. In a swap transaction the Fund and another party "trade" income streams. The swap is done to preserve a return or spread on a particular investment or portion of a portfolio or to protect against any increase in the price of securities the Fund anticipates purchasing at a later date.

  For more information about these strategies, see the SAI, "Description of the Fund, Its Investments and Risks."

ADDITIONAL STRATEGIES
The Fund also follows certain policies when it PURCHASES SHARES OF OTHER INVESTMENT COMPANIES (the Fund may hold up to 10% of its total assets in such securities, which entail duplicate management and advisory fees to shareholders); BORROWS MONEY (the Fund can borrow up to 33 1/3% of the value of its total assets); and HOLDS ILLIQUID SECURITIES (the Fund may hold up to 15% of its net assets in illiquid securities, including securities with legal or contractual restrictions on resale, those without a readily available market, and repurchase agreements with maturities longer than seven days). The Fund is subject to certain investment restrictions that are fundamental policies which means they cannot be changed without shareholder approval. For more information about these restrictions, see the SAI.

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                                                                        9
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   How the Fund Invests
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INVESTMENT RISKS
As noted, all investments involve risk, and investing in the Fund is no exception. Since the Fund's holdings can vary significantly from broad market indexes, performance of the Fund can deviate from performance of the indexes. This chart outlines the key risks and potential rewards of the Fund's principal investments and certain other non-principal investments the Fund may make. See, too, "Description of the Fund, Its Investments and Risks" in the SAI.


 INVESTMENT TYPE
 % OF FUND'S TOTAL       RISKS                  POTENTIAL REWARDS
 ASSETS

 MUNICIPAL BONDS

                     . Credit risk--the       . Tax-exempt inter-
 At least 80% un-      risk that the            est income, ex-
 der normal condi-     borrower can't           cept with respect
 tions                 pay back the             to certain bonds,
                       money borrowed or        such as private
                       make interest            activity bonds,
                       payments (lower          which are subject
                       for insured and          to the federal
                       higher rated             alternative mini-
                       bonds)                   mum tax (AMT)
                                              . If interest rates
                     . Market risk--the         decline, long-
                       risk that bonds          term yields
                       will lose value          should be higher
                       in the market be-        than money market
                       cause interest           yields
                       rates rise or
                       there is a lack
                       of confidence in
                       the borrower
                     . Concentration
                       risk--the risk
                       that bonds may
                       lose value be-
                       cause of politi-
                       cal, economic or
                       other events in
                       the geographic
                       region where the
                       Fund's invest-
                       ments are focused
                     . Tax risk--the
                       risk that federal
                       income tax rates
                       may decrease,
                       which could de-
                       crease demand for
                       municipal bonds
                       or that a change
                       in law may limit
                       or eliminate ex-
                       emption of inter-
                       est on municipal
                       bonds from such
                       taxes
                     . Illiquidity
                       risk--the risk
                       that bonds may be
                       difficult to
                       value precisely
                       and sell at time
                       or price desired
                     . Nonappropriation
                       risk--the risk
                       that the
                       municipality may
                       not include the
                       bond obligations
                       in future budgets



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     PRUDENTIAL NATIONAL MUNICIPALS FUND, INC.        (800) 225-1852
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   How the Fund Invests
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 INVESTMENT TYPE (CONT'D)
 % OF FUND'S TOTAL      RISKS                   POTENTIAL REWARDS
 ASSETS

 HIGH-YIELD DEBT     . Higher market          . May offer higher
 SECURITIES (JUNK      risk than higher-        interest income
 BONDS)                grade debt secu-         and higher poten-
                       rities                   tial gains than
                                                higher- grade
                                                debt securities

 Percentage varies
                     . Higher credit
                       risk than higher-      . Most bonds rise
                       grade debt secu-         in value when in-
                       rities                   terest rates fall
                     . Higher illiquid-
                       ity risk than
                       higher-grade debt
                       securities, in
                       which case valua-
                       tion would depend
                       more on invest-
                       ment adviser's
                       judgment than is
                       generally the
                       case with higher-
                       rated securities

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 ZERO COUPON         . See credit risk,       . Tax-exempt inter-
 MUNICIPAL BONDS       market risk con-         est income, ex-
                       centration risk          cept with respect
                       and tax risk             to certain bonds,
                                                such as private
                                                activity bonds,
                                                which are subject
                                                to the AMT

 Percentage varies   . Typically subject
                       to greater vola-
                       tility and less
                       liquidity in ad-
                       verse markets
                       than other munic-
                       ipal bonds             . Value rises
                                                faster when in-
                                                terest rates fall

--------------------------------------------------------------------------------
 VARIABLE/FLOATING   . Value lags value       . May offer protec-
 RATE BONDS            of fixed-rate se-        tion against in-
                       curities when in-        terest rate
                       terest rates             changes
                       change

 Percentage varies

--------------------------------------------------------------------------------
 INVERSE FLOATERS/   . High market            . Income generally
 SECONDARY INVERSE     risk--risk that          will increase
 FLOATERS              inverse floaters         when interest
                       will fluctuate in        rates decrease
                       value more dra-
                       matically than
                       other debt secu-
                       rities when in-
                       terest rates
                       change

 Percentage varies
                     . See credit risk
                       and illiquidity
                       risk
                     . Secondary inverse
                       floaters are sub-
                       ject to addi-
                       tional risks of
                       municipal asset-
                       backed securities


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                                                                        11
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   How the Fund Invests
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 INVESTMENT TYPE (CONT'D)
 % OF FUND'S TOTAL       RISKS                  POTENTIAL REWARDS
 ASSETS


 WHEN-ISSUED AND     . May magnify un-        . May magnify un-
 DELAYED-DELIVERY      derlying invest-         derlying invest-
 SECURITIES            ment losses              ment gains
                     . Investment costs
                       may exceed poten-
                       tial underlying
                       investment gains


 Percentage varies
--------------------------------------------------------------------------------
 DERIVATIVES         . Derivatives such       . The Fund could
                       as futures,              make money and
                       options on               protect against
                       futures and              losses if the
                       interest rate            investment
                       swaps that are           analysis proves
                       used for hedging         correct
                       purposes may not
                       fully offset the
                       underlying
                       positions and
                       this could result
                       in losses to the
                       Fund that would
                       not have
                       otherwise
                       occurred

 Percentage varies
                                              . One way to manage
                                                the Fund's
                                                risk/return
                                                balance is to
                                                lock in the value
                                                of an investment
                                                ahead of time
                     . Derivatives used
                       for risk
                       management may
                       not have the
                       intended effects
                       and may result in
                       losses or missed
                       opportunities
                     . The other party
                       to a derivatives
                       contract could
                       default
                     . Certain types of
                       derivatives
                       involve costs to
                       the Fund that can
                       reduce returns

--------------------------------------------------------------------------------
 MUNICIPAL LEASE     . See credit risk,       . Tax-exempt
 OBLIGATIONS           market risk,             interest income,
                       concentration            except with
                       risk,                    respect to
                       nonappropriation         certain bonds,
                       risk, illiquidity        such as private
                       risk and tax risk        activity bonds,
                                                which are subject
                                                to the AMT

 Percentage varies
                                              . If interest rates
                                                decline, long-
                                                term yields
                                                should be higher
                                                than money market
                                                yields



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     PRUDENTIAL NATIONAL MUNICIPALS FUND, INC.        (800) 225-1852
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   How the Fund Invests
--------------------------------------------------------------------------------



 INVESTMENT TYPE (CONT'D)
 % OF FUND'S TOTAL       RISKS                  POTENTIAL REWARDS
 ASSETS


 MUNICIPAL ASSET-    . Prepayment risk--      . Regular interest
 BACKED SECURITIES     the risk that the        income
                       underlying bonds       . Pass-through
                       may be prepaid,          instruments
                       partially or             provide greater
                       completely,              diversification
                       generally during         than direct
                       periods of               ownership of
                       falling interest         municipal bonds
                       rates, which
                       could adversely
                       affect yield to
                       maturity and
                       could require the
                       Fund to reinvest
                       in lower yielding
                       bonds

 Percentage varies
                     . Credit risk--the
                       risk that the
                       underlying
                       municipal bonds
                       will not be paid
                       by issuers or by
                       credit insurers
                       or guarantors of
                       such instruments.
                       Some municipal
                       asset-backed
                       securities are
                       unsecured or
                       secured by lower-
                       rated insurers or
                       guarantors and
                       thus may involve
                       greater risk
                     . See market risk
                       and tax risk
--------------------------------------------------------------------------------
 ILLIQUID            . See illiquidity        . May offer a more
 SECURITIES            risk                     attractive yield
                                                or potential for
                                                growth than more
                                                widely traded
                                                securities

 Up to 15% of net
 assets


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   How the Fund is Managed
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BOARD OF DIRECTORS
The Fund's Board of Directors oversees the actions of the Manager, investment adviser and Distributor and decides on general policies. The Board also oversees the Fund's officers, who conduct and supervise the daily business operations of the Fund.

MANAGER
PRUDENTIAL INVESTMENTS FUND MANAGEMENT LLC (PIFM)
GATEWAY CENTER THREE, 100 MULBERRY STREET
NEWARK, NJ 07102-4077

   Under a management agreement with the Fund, PIFM manages the Fund's investment operations and administers its business affairs. PIFM also is responsible for supervising the Fund's investment adviser. For the fiscal year ended December 31, 1999, the Fund paid PIFM management fees of .48% of the Fund's average daily net assets.
   PIFM and its predecessors have served as manager or administrator to investment companies since 1987. As of December 31, 1999, PIFM served as the manager to all 42 of the Prudential mutual funds, and as manager or administrator to 22 closed-end investment companies, with aggregate assets of approximately $75.6 billion.

INVESTMENT ADVISER
The Prudential Investment Corporation, called Prudential Investments, is the Fund's investment adviser and has served as an investment adviser to investment companies since 1984. Its address is Prudential Plaza, 751 Broad Street, Newark, NJ 07102. PIFM has responsibility for all investment advisory services, supervises Prudential Investments and pays Prudential Investments for its services.
   Prudential Investments' Fixed Income Group manages more than $135 billion for Prudential's retail investors, institutional investors, and policyholders. Senior Managing Directors James J. Sullivan and Jack W. Gaston head the Group, which is organized into teams specializing in different market sectors. Top-down, broad investment decisions are made by the Fixed Income Policy Committee, whereas bottom-up security selection is made by the sector teams.


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   How the Fund is Managed
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   Mr. Sullivan has overall responsibility for overseeing portfolio management and credit research. Prior to joining Prudential Investments in 1998, he was a managing director in Prudential's Capital Management Group, where he oversaw portfolio management and credit research for Prudential's General Account and subsidiary fixed-income portfolios. He has more than 16 years of experience in risk management, arbitrage trading, and corporate bond investing.
   Mr. Gaston has overall responsibility for overseeing quantitative research and risk management. Prior to this appointment in 1999, he was senior managing director of the Capital Management Group where he was responsible for the investment performance and risk management for Prudential's General Account and subsidiary fixed-income portfolios. He has more than 20 years of experience in investment management, including extensive experience applying quantitative techniques to portfolio management.
   The Fixed Income Investment Policy Committee is comprised of key senior investment managers. Members include seven sector team leaders, the chief investment strategist, and the head of risk management. The Committee uses a top-down approach to investment strategy, asset allocation, and general risk management, identifying sectors in which to invest.
   The Municipal Bond Team, headed by Evan Lamp, is primarily responsible for overseeing the day-to-day management of the Fund.
   This Team uses a bottom-up approach, which focuses on individual securities, while staying within the guidelines of the Investment Policy Committee and the Fund's investment restrictions and policies. In addition, the Credit Research team of analysts supports the sector teams using bottom-up fundamentals, as well as economic and industry trends. Other sector teams may contribute to securities selection when appropriate.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
   How the Fund is Managed
--------------------------------------------------------------------------------


                                MUNICIPAL BONDS

ASSETS UNDER MANAGEMENT: $5.4 billion (as of December 31, 1999).
TEAM LEADER: Evan Lamp. GENERAL INVESTMENT EXPERIENCE: 7 years.
PORTFOLIO MANAGERS: 5. AVERAGE GENERAL INVESTMENT EXPERIENCE: 8 years, which includes team members with significant mutual fund experience.
SECTOR: City, state and local government securities.
INVESTMENT APPROACH: Focus is on identifying spread, credit quality and liquidity trends to capitalize on changing opportunities in the municipal market. Ultimately, they seek the highest expected return with the least risk.

DISTRIBUTOR
Prudential Investment Management Services LLC (PIMS) distributes the Fund's shares under a Distribution Agreement with the Fund. The Fund has Distribution and Service Plans under Rule 12b-1 of the Investment Company Act. Under the Plans and the Distribution Agreement, PIMS pays the expenses of distributing the Fund's Class A, B, C and Z shares, and provides certain shareholder support services. The Fund pays distribution and other fees to PIMS as compensation for its services for each class of shares other than Class Z. These fees--known as 12b-1 fees--are shown in the "Fees and Expenses" tables.



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   Fund Distributions and Tax Issues
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   Investors who buy shares of the Fund should be aware of some important tax issues. For example, the Fund distributes DIVIDENDS of net investment income monthly and distributes CAPITAL GAINS, if any, at least annually. Dividends generally will be exempt from federal income taxes. If, however, the Fund invests in taxable obligations, it will pay dividends that are not exempt from federal income taxes. Dividends and distributions from the Fund also may be subject to state and local income tax in the state where you live.
   Also, if you sell shares of the Fund for a profit, you may have to pay capital gains taxes on the amount of your profit.
   The following briefly discusses some of the important tax issues you should be aware of, but is not meant to be tax advice. For tax advice, please speak with your tax adviser.

DISTRIBUTIONS
The Fund distributes DIVIDENDS out of any net investment income to shareholders typically every month. For example, if the Fund owns a City XYZ bond and the bond pays interest, the Fund will pay out a portion of this interest as a dividend to its shareholders, assuming the Fund's income is more than its costs and expenses. These dividends generally will be EXEMPT FROM FEDERAL INCOME TAXES, as long as 50% or more of the value of the Fund's assets at the end of each quarter is invested in state, municipal, and other obligations, the interest on which is excluded from gross income for federal income tax purposes. As mentioned, at least 80% of the Fund's assets will be invested in such obligations during normal market conditions. Dividends attributable to the interest on taxable bonds held by the Fund, market discount on taxable and tax-exempt obligations and short-term capital gains, however, will be subject to federal, state and local income tax at ordinary income tax rates. Corporate shareholders are not eligible for the 70% dividends-received deduction on dividends paid by the Fund.
   Some shareholders may be subject to federal alternative minimum tax liability. Tax-exempt interest from certain bonds is treated as an item of tax preference, and may be attributed to shareholders. A portion of all tax-exempt interest is includable as an upward adjustment in determining a corporation's alternative minimum taxable income. These rules could make you liable for the alternative minimum tax (AMT).

--------------------------------------------------------------------------------

                                                                        17
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--------------------------------------------------------------------------------
   Fund Distributions and Tax Issues
--------------------------------------------------------------------------------

   The Fund also distributes LONG-TERM CAPITAL GAINS to shareholders-- typically once a year. Long-term capital gains are generated when the Fund sells assets that it held for more than 12 months for a profit. For an individual, the maximum long-term capital gains rate is 20%.
   For your convenience, Fund distributions of dividends and capital gains are AUTOMATICALLY REINVESTED in the Fund, without any sales charge. If you ask us to pay the distributions in cash, we will send you a check if your account is with the Transfer Agent. Otherwise, if your account is with a broker you will receive a credit to your account. Either way, the distributions may be subject to taxes. For more information about Automatic Reinvestment and other shareholder services, see "Step 4: Additional Shareholder Services," in the next section.

TAX ISSUES
FORM 1099
Every year you will receive a Form 1099, which reports the amount of taxable dividends and long-term capital gains we distributed to you during the prior year.
   Fund distributions are generally taxable to you in the calendar year they are received, except when we declare certain dividends in the fourth quarter, and actually pay them in January of the following year. In such cases, the dividends are treated as if they were paid on December 31 of the prior year.

WITHHOLDING TAXES
If federal law requires you to provide the Fund with your taxpayer identification number and certifications as to your tax status, and you fail to do this, or if you are otherwise subject to backup withholding, we will withhold and pay to the U.S. Treasury 31% of your taxable distributions and gross sale proceeds. Dividends of net investment income and short-term capital gains paid to a nonresident foreign shareholder generally will be subject to a U.S. withholding tax of 30%. This rate may be lower, depending on any tax treaty the U.S. may have with the shareholder's country.


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   Fund Distributions and Tax Issues
--------------------------------------------------------------------------------


IF YOU PURCHASE JUST BEFORE RECORD DATE
If you buy shares of the Fund just before the record date for a distribution (the date that determines who receives the distribution), that distribution will be paid to you. As explained above, the distribution may be subject to income or capital gains taxes. You may think you've done well, since you bought shares one day and soon thereafter received a distribution. That is not so because when dividends are paid out, the value of each share of the Fund decreases by the amount of the dividend to reflect the payout although this may not be apparent because the value of each share of the Fund will also be affected by market changes, if any. The distribution you receive makes up for the decrease in share value. However, if the distribution is taxable, the timing of your purchase does mean that part of your investment came back to you as taxable income.

IF YOU SELL OR EXCHANGE YOUR SHARES
If you sell any shares of the Fund for a profit, you have REALIZED A CAPITAL GAIN which is subject to tax. For individuals, the maximum capital gains tax rate is 20% for shares held more than twelve months. If you sell shares of the Fund for a loss, you may have a capital loss, which you may use to offset any capital gains you have.
   If you sell shares and realize a loss, you will not be permitted to use the loss to the extent you replace the shares (including pursuant to the reinvestment of a dividend) within a 61-day period (beginning 30 days before the sale of the shares.) If you acquire shares of the Fund and sell your shares within 90 days, you may not be allowed to include certain charges incurred in acquiring the shares for purposes of calculating gain or loss realized upon the sale of the shares.
   Exchanging your shares of the Fund for the shares of another Prudential mutual fund is considered a sale for tax purposes. In other words, it's a "taxable event." Therefore, if the shares you exchanged have increased in value since you purchased them, you have capital gains, which are subject to the taxes described above.

----------------------------------------

                     +$ CAPITAL GAIN
                        (taxes owed)
RECEIPTS FROM SALE $      OR
                     -$ CAPITAL LOSS
                        (offset against gain)

----------------------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
   Fund Distributions and Tax Issues
--------------------------------------------------------------------------------

   Any gains you may have from selling or exchanging Fund shares will not be reported on Form 1099; however, proceeds from the sale or exchange will be reported on Form 1099-B. Therefore, you or your financial adviser should keep track of the dates on which you buy and sell--or exchange-- Fund shares, as well as the amount of any gain or loss on each transaction. For tax advice, please see your tax adviser.

AUTOMATIC CONVERSION OF CLASS B SHARES
We have obtained a legal opinion that the conversion of Class B shares into Class A shares--which happens automatically approximately seven years after purchase--is not a "taxable event" because it does not involve an actual sale of your Class B shares. This opinion, however, is not binding on the Internal Revenue Service. For more information about the automatic conversion of Class B shares, see "Class B Shares Convert to Class A Shares After Approximately Seven Years" in the next section.

--------------------------------------------------------------------------------

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   How to Buy, Sell and
--------------------------------------------------------------------------------
   Exchange Shares of the Fund
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HOW TO BUY SHARES
STEP 1: OPEN AN ACCOUNT
If you don't have an account with us or a securities firm that is permitted to buy or sell shares of the Fund for you, call Prudential Mutual Fund Services
LLC (PMFS) at (800) 225-1852 or contact:

PRUDENTIAL MUTUAL FUND SERVICES LLC
ATTN: INVESTMENT SERVICES
P.O. BOX 15020
NEW BRUNSWICK, NJ 08906-5020

   To purchase by wire, call the number above to obtain an application. After PMFS receives your completed application, you will receive an account number. For additional information about purchasing shares of the Fund, see the back cover page of this prospectus. We have the right to reject any purchase order (including an exchange into the Fund) or suspend or modify the Fund's sale of its shares.

STEP 2: CHOOSE A SHARE CLASS
Individual investors can choose among Class A, Class B, Class C and Class Z shares of the Fund, although Class Z shares are available only to a limited group of investors.
   Multiple share classes let you choose a cost structure that better meets your needs. With Class A shares, you pay the sales charge at the time of purchase, but the operating expenses each year are lower than the expenses of Class B and Class C shares. With Class B shares, you only pay a sales charge if you sell your shares within six years (that is why they call it a Contingent Deferred Sales Charge, or CDSC), but the operating expenses each year generally are higher than Class A share expenses. With Class C shares, you pay a 1% front-end sales charge and a 1% CDSC if you sell within 18 months of purchase, but the operating expenses are also higher than the expenses for Class A shares.
   When choosing a share class, you should consider the following:
  . The amount of your investment
  . The length of time you expect to hold the shares and the impact of the varying distribution fees

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                                                                        21
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   How to Buy, Sell and
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   Exchange Shares of the Fund
--------------------------------------------------------------------------------

  . The different sales charges that apply to each share class--Class A's front-end sales charge vs. Class B's CDSC vs. Class C's low front-end sales charge and low CDSC
  . Whether you qualify for any reduction or waiver of sales charges
  . The fact that Class B shares automatically convert to Class A shares approximately seven years after purchase
  . Whether you qualify to purchase Class Z shares.
  See "How to Sell Your Shares" for a description of the impact of CDSCs.

Share Class Comparison. Use this chart to help you compare the Fund's different share classes. The discussion following this chart will tell you whether you are entitled to a reduction or waiver of any sales charges.

                            CLASS A          CLASS B         CLASS C          CLASS Z
  Minimum purchase          $1,000           $1,000          $5,000           None
   amount/1/
  Minimum amount for        $100             $100            $100             None
   subsequent purchases/1/
  Maximum initial sales     3% of the public None            1% of the public None
   charge                   offering price                   offering price
  Contingent Deferred       None             If sold during: 1% on sales      None
   Sales Charge (CDSC)/2/                    Year 1   5%     made within
                                             Year 2   4%     18 months of
                                             Year 3   3%     purchase/2/
                                             Year 4   2%
                                             Years 5/6  1%
                                             Year 7   0%
  Annual distribution and   .30 of 1%        .50 of 1%       1%               None
   service (12b-1) fees     (.25 of 1%                       (.75 of 1%
   (shown as a percentage   currently)                       currently)
   of average net
   assets)/3/

1 The minimum investment requirements do not apply to certain custodial accounts for minors. The minimum initial and subsequent investment for purchases made through the Automatic Investment Plan is $50. For more information, see "Step 4: Additional Shareholder Services-Automatic
  Investment Plan."
2 For more information about the CDSC and how it is calculated, see "How to
  Sell Your Shares- Contingent Deferred Sales Charge (CDSC)." Class C shares bought before November 2, 1998 have a 1% CDSC if sold within one year.
3 These distribution and service (12b-1) fees are paid from the Fund's assets on a continuous basis. Over time, the fees will increase the cost of your investment and may cost you more than paying other types of sales charges. Class A shares may pay a service fee of up to .25 of 1%. Class B and Class C shares will pay a service fee of .25 of 1%. The distribution fee for Class A shares is limited to .30 of 1% (including up to .25 of 1% as a service fee), is .25 of 1% for Class B shares and is .75 of 1% for Class C shares. For the fiscal year ending December 31, 2000, the Distributor of the Fund has contractually agreed to reduce its distribution and service (12b-1) fees for Class A and Class C shares to .25 of 1% and .75 of 1% of the average daily net assets of Class A and Class C shares, respectively.
--------------------------------------------------------------------------------


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REDUCING OR WAIVING CLASS A'S INITIAL SALES CHARGE
The following describes the different ways investors can reduce or avoid paying Class A's initial sales charge.

Increase the Amount of Your Investment. You can reduce Class A's initial sales charge by increasing the amount of your investment. This table shows how the sales charge decreases as the amount of your investment increases.

                           SALES CHARGE AS %  SALES CHARGE AS %      DEALER
  AMOUNT OF PURCHASE       OF OFFERING PRICE OF AMOUNT INVESTED REALLOWANCE
  Less than $99,999                    3.00%              3.09%       3.00%
  $100,000 to $249,999                 2.50%              2.56%       2.50%
  $250,000 to $499,999                 1.50%              1.52%       1.50%
  $500,000 to $999,999                 1.00%              1.01%       1.00%
  $1 million and above/1/              None               None        None

1 If you invest $1 million or more, you can buy only Class A shares, unless you qualify to buy Class Z shares.

   To satisfy the purchase amounts above, you can:
  . Invest with an eligible group of related investors
  . Buy Class A shares of two or more Prudential mutual funds at the same time
  . Use your RIGHTS OF ACCUMULATION, which allow you to combine the current value of Prudential mutual fund shares you already own with the value of the shares you are purchasing for purposes of determining the applicable sales charge (note: you must notify the Transfer Agent if you qualify for Rights of Accumulation)
  . Sign a LETTER OF INTENT, stating in writing that you or an eligible group of related investors will purchase a certain amount of shares in the Fund and other Prudential mutual funds within 13 months.

   The Distributor may reallow Class A's sales charge to dealers.

Mutual Fund Programs. The initial sales charge will be waived for investors in certain programs sponsored by broker-dealers, investment advisers and financial planners who have agreements with Prudential Investments Advisory Group relating to:
  . Mutual fund "wrap" or asset allocation programs, where the sponsor places
    Fund trades and charges its clients a management, consulting or other fee for its services

--------------------------------------------------------------------------------

                                                                        23
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   How to Buy, Sell and
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   Exchange Shares of the Fund
--------------------------------------------------------------------------------

  . Mutual fund "supermarket" programs, where the sponsor links its clients' accounts to a master account in the sponsor's name and the sponsor charges a fee for its services.

   Broker-dealers, investment advisers or financial planners sponsoring these mutual fund programs may offer their clients more than one class of shares in the Fund in connection with different pricing options for their programs. Investors should consider carefully any separate transaction and other fees charged by these programs in connection with investing in each available share class before selecting a share class.

Other Types of Investors. Other investors may pay no sales charges, including certain officers, employees or agents of Prudential and its affiliates, the Prudential mutual funds, the subadvisers of the Prudential mutual funds and registered representatives and employees of brokers that have entered into a selected dealer agreement with the Distributor. To qualify for a reduction or waiver of the sales charge, you must notify the Transfer Agent or your broker at the time of purchase. For more information about reducing or eliminating Class A's sales charge, see the SAI, "Purchase, Redemption and Pricing of Fund Shares--Reduction and Waiver of Initial Sales Charge--Class A Shares."

WAIVING CLASS C'S INITIAL SALES CHARGE
Investment of Redemption Proceeds from Other Investment Companies. The initial sales charge will be waived for purchases of Class C shares if the purchase is made with money from the redemption of shares of any unaffiliated investment company, as long as the shares were not held in an account at Prudential Securities Incorporated (Prudential Securities) or one of its affiliates. These purchases must be made within 60 days of the redemption. To qualify for this waiver, you must do one of the following:
  . Purchase your shares through an account at Prudential Securities
  . Purchase your shares through an ADVANTAGE Account or an Investor Account with Pruco Securities Corporation
  . Purchase your shares through another broker.

  This waiver is not available to investors who purchase shares directly from the Transfer Agent. If you are entitled to the waiver, you must notify either the Transfer Agent or your broker. The Transfer Agent may require any supporting documents it considers appropriate.
--------------------------------------------------------------------------------


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QUALIFYING FOR CLASS Z SHARES
Mutual Fund Programs. Class Z shares also can be purchased by participants in any fee-based program or trust program sponsored by Prudential or an affiliate that includes the Fund as an available option. Class Z shares also can be purchased by investors in certain programs sponsored by broker-dealers, investment advisers and financial planners who have agreements with Prudential Investments Advisory Group relating to:
  . Mutual fund "wrap" or asset allocation programs, where the sponsor places Fund trades, links its clients' accounts to a master account in the sponsor's name and charges its clients a management, consulting or other fee for its services
  . Mutual fund "supermarket" programs, where the sponsor links its clients' accounts to a master account in the sponsor's name and the sponsor charges a fee for its services.

   Broker-dealers, investment advisers or financial planners sponsoring these mutual fund programs may offer their clients more than one class of shares in the Fund in connection with different pricing options for their programs. Investors should consider carefully any separate transaction and other fees charged by these programs in connection with investing in each available share class before selecting a share class.

Other Types of Investors. Class Z shares also can be purchased by any of the following:
  . Certain participants in the MEDLEY Program (group variable annuity contracts) sponsored by Prudential for whom Class Z shares of the Prudential mutual funds are an available option
  . Current and former Directors/Trustees of the Prudential mutual funds
    (including the Fund)
  . Prudential, with an investment of $10 million or more.

   In connection with the sale of shares, the Manager, the Distributor or one of their affiliates may pay brokers, financial advisers and other persons a commission of up to 4% of the purchase price for Class B shares, up to 2% of the purchase price for Class C shares and a finder's fee for Class A or Class Z shares from their own resources based on a percentage of the net asset value of shares sold or otherwise.

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CLASS B SHARES CONVERT TO CLASS A SHARES AFTER APPROXIMATELY SEVEN YEARS
If you buy Class B shares and hold them for approximately seven years, we will automatically convert them into Class A shares without charge. At that time, we will also convert any Class B shares that you purchased with reinvested dividends and other distributions. Since the 12b-1 fees for Class A shares are lower than for Class B shares, converting to Class A shares lowers your Fund expenses.
   When we do the conversion, you will get fewer Class A shares than the number of converted Class B shares if the price of the Class A shares is higher than the price of Class B shares. The total dollar value will be the same, so you will not have lost any money by getting fewer Class A shares. We do the conversions quarterly, not on the anniversary date of your purchase. For more information, see the SAI, "Purchase, Redemption and Pricing of Fund Shares-- Conversion Feature--Class B Shares."

STEP 3: UNDERSTANDING THE PRICE YOU'LL PAY
The price you pay for each share of the Fund is based on the share value. The share value of a mutual fund--known as the NET ASSET VALUE or NAV --is determined by a simple calculation: it's the total value of the Fund (assets minus liabilities) divided by the total number of shares outstanding. For example, if the value of the investments held by Fund XYZ (minus its liabilities) is $1,000 and there are 100 shares of Fund XYZ owned by shareholders, the price of one share of the fund--or the NAV--is $10 ($1,000 divided by 100). Portfolio securities are valued based upon market quotations or, if not readily available, at fair value as determined in good faith under procedures established by the Fund's Board. Most national newspapers report the NAVs of most mutual funds, which allows investors to check the price of mutual funds daily.


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--------------------------------------------------------------------------------
MUTUAL FUND SHARES

The NAV of mutual fund shares changes every day because the value of a fund's portfolio changes constantly. For example, if Fund XYZ holds City ABC bonds in its portfolio and the price of City ABC bonds goes up, while the value of the fund's other holdings remains the same and expenses don't change, the NAV of Fund XYZ will increase.

--------------------------------------------------------------------------------
   We determine the NAV of our shares once each business day at 4:15 p.m., New York time, on days that the New York Stock Exchange (NYSE) is open for trading. The NYSE is closed on national holidays and Good Friday. We do not determine the NAV on days when we have not received any orders to purchase, sell or exchange Fund shares, or when changes in the value of the Fund's portfolio do not materially affect the NAV.

WHAT PRICE WILL YOU PAY FOR SHARES OF THE FUND?
For Class A and Class C shares, you'll pay the public offering price, which is the NAV next determined after we receive your order to purchase, plus an initial sales charge (unless you're entitled to a waiver). For Class B and Class Z shares, you will pay the NAV next determined after we receive your order to purchase (remember, there are no up-front sales charges for these share classes). Your broker may charge you a separate or additional fee for purchases of shares.

STEP 4: ADDITIONAL SHAREHOLDER SERVICES
As a Fund shareholder, you can take advantage of the following services and privileges:

Automatic Reinvestment. As we explained in the "Fund Distributions and Tax Issues" section, the Fund pays out--or distributes--any dividends and capital gains to all shareholders. For your convenience, we will automatically reinvest your distributions in the Fund at NAV, without any sales charge. If you want your distributions paid in cash, you can indicate this preference on your application, notify your broker or notify the Transfer Agent in writing (at the address below) at least five business days before the date we determine who receives dividends.

PRUDENTIAL MUTUAL FUND SERVICES LLC
ATTN: ACCOUNT MAINTENANCE
P.O. BOX 15015
NEW BRUNSWICK, NJ 08906-5015

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   How to Buy, Sell and
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   Exchange Shares of the Fund
--------------------------------------------------------------------------------


Automatic Investment Plan. You can make regular purchases of the Fund for as little as $50 by having the funds automatically withdrawn from your bank or brokerage account at specified intervals.

The PruTector Program. Optional group term life insurance--which protects the value of your Prudential mutual fund investment for your beneficiaries against market declines--is available to investors who purchase their shares through Prudential. Eligible investors who apply for PruTector coverage after the initial 6-month enrollment period will need to provide satisfactory evidence of insurability. This insurance is subject to other restrictions and is not available in all states.

Systematic Withdrawal Plan. A systematic withdrawal plan is available that will provide you with monthly, quarterly, semi-annual or annual redemption checks. Remember, the sale of Class B and Class C shares may be subject to a CDSC.

Reports to Shareholders. Every year we will send you an annual report (along with an updated prospectus) and a semi-annual report, which contain important financial information about the Fund. To reduce Fund expenses, we will send one annual shareholder report, one semi-annual shareholder report and one annual prospectus per household, unless you instruct us or your broker otherwise.

HOW TO SELL YOUR SHARES
You can sell your shares of the Fund for cash (in the form of a check) at any time, subject to certain restrictions.
   When you sell shares of the Fund--also known as redeeming your shares--the price you will receive will be the NAV next determined after the Transfer Agent, the Distributor or your broker receives your order to sell (less any applicable CDSC). If your broker holds your shares, your broker must receive your order to sell by 4:15 p.m., New York time, to process the sale on that day. Otherwise, contact:

PRUDENTIAL MUTUAL FUND SERVICES LLC
ATTN: REDEMPTION SERVICES
P.O. BOX 15010
NEW BRUNSWICK, NJ 08906-5010

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     PRUDENTIAL NATIONAL MUNICIPALS FUND, INC.        (800) 225-1852
[GRAPHIC]

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--------------------------------------------------------------------------------


   Generally, we will pay you for the shares that you sell within seven days after the Transfer Agent, the Distributor or your broker receives your sell order. If you hold shares through a broker, payment will be credited to your account. If you are selling shares you recently purchased with a check, we may delay sending you the proceeds until your check clears, which can take up to 10 days from the purchase date. You can avoid delay if you purchase shares by wire, certified check or cashier's check. Your broker may charge you a separate or additional fee for purchases and sales of shares.

RESTRICTIONS ON SALES
There are certain times when you may not be able to sell shares of the Fund, or when we may delay paying you the proceeds from a sale. This may happen during unusual market conditions or emergencies when the Fund can't determine the value of its assets or sell its holdings. For more information, see the SAI, "Purchase, Redemption and Pricing of Fund Shares--Sale of Shares."
   If you are selling more than $100,000 of shares, if you want the check payable or sent to someone or some place that is not in our records, or you are a business or a trust and if you hold your shares directly with the Transfer Agent, you will need to have the signature on your sell order signature guaranteed by an "eligible guarantor institution." An "eligible guarantor institution" includes any bank, broker-dealer or credit union. For more information, see the SAI, "Purchase, Redemption and Pricing of Fund Shares-- Sale of Shares--Signature Guarantee."

CONTINGENT DEFERRED SALES CHARGE (CDSC)
If you sell Class B shares within six years of purchase, or Class C shares within 18 months of purchase (one year for Class C shares purchased before November 2, 1998), you will have to pay a CDSC. To keep the CDSC as low as possible, we will sell amounts representing shares in the following order:
  . Amounts representing shares you purchased with reinvested dividends and distributions
  . Amounts representing the increase in NAV above the total amount of payments for shares made during the past six years for Class B shares and 18 months for Class C shares (one year for Class C shares purchased before November 2, 1998)

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   How to Buy, Sell and
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   Exchange Shares of the Fund
--------------------------------------------------------------------------------

  . Amounts representing the cost of shares held beyond the CDSC period (six years for Class B shares and 18 months for Class C shares).

   Since shares that fall into any of the categories listed above are not subject to the CDSC, selling them first helps you to avoid--or at least minimize--the CDSC.
   Having sold the exempt shares first, if there are any remaining shares that are subject to a CDSC, we will apply the CDSC to amounts representing the cost of shares held for the longest period of time within the applicable CDSC period.
   As we noted before in the "Share Class Comparison" chart, the CDSC for Class B shares is 5% in the first year, 4% in the second, 3% in the third, 2% in the fourth and 1% in the fifth and sixth years. The rate decreases on the first day of the month following the anniversary date of your purchase, not on the anniversary date itself. The CDSC is 1% for Class C shares--which is applied to shares sold within 18 months of purchase (one year for Class C shares purchased before November 2, 1998). For both Class B and Class C shares, the CDSC is calculated based on the lesser of the original purchase price or the redemption proceeds. For purposes of determining how long you've held your shares, all purchases during the month are grouped together and considered to have been made on the last day of the month.
   The holding period for purposes of determining the applicable CDSC will be calculated from the first day of the month after purchase, excluding any time shares were held in a money market fund.

WAIVER OF THE CDSC--CLASS B SHARES
The CDSC will be waived if the Class B shares are sold:
  . After a shareholder is deceased or disabled (or, in the case of a trust account, the death or disability of the grantor). This waiver applies to individual shareholders, as well as shares owned in joint tenancy, provided the shares were purchased before the death or disability
  . On certain sales from a Systematic Withdrawal Plan.

   For more information on the above and other waivers, see the SAI, "Purchase, Redemption and Pricing of Fund Shares--Contingent Deferred Sales Charge--Waiver of Contingent Deferred Sales Charge--Class B Shares."

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     PRUDENTIAL NATIONAL MUNICIPALS FUND, INC.        (800) 225-1852
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--------------------------------------------------------------------------------


REDEMPTION IN KIND
If the sales of Fund shares you make during any 90-day period reach the lesser of $250,000 or 1% of the value of the Fund's net assets, we can then give you securities from the Fund's portfolio instead of cash. If you want to sell the securities for cash, you would have to pay the costs charged by a broker.

SMALL ACCOUNTS
If you make a sale that reduces your account value to less than $500, we may sell the rest of your shares (without charging any CDSC) and close your account. We would do this to minimize the Fund's expenses paid by other shareholders. We will give you 60 days' notice, during which time you can purchase additional shares to avoid this action.

90-DAY REPURCHASE PRIVILEGE
After you redeem your shares, you have a 90-day period during which you may reinvest back into your account any of the redemption proceeds in shares of the same Fund without paying an initial sales charge. Also, if you paid a CDSC when you redeemed your shares, we will credit your account with the appropriate number of shares to reflect the amount of the CDSC you paid on that reinvested portion of your redemption proceeds. In order to take advantage of this one-time privilege, you must notify the Transfer Agent or your broker at the time of the repurchase. See the SAI, "Purchase, Redemption and Pricing of Fund Shares--Sale of Shares."

HOW TO EXCHANGE YOUR SHARES
You can exchange your shares of the Fund for shares of the same class in certain other Prudential mutual funds--including certain money market funds--if you satisfy the minimum investment requirements. For example, you can exchange Class A shares of the Fund for Class A shares of another Prudential mutual fund, but you can't exchange Class A shares for Class B, Class C or Class Z shares. Class B and Class C shares may not be exchanged into money market funds other than Prudential Special Money Market Fund, Inc. After an exchange, at redemption the CDSC will be calculated from the first day of the month after initial purchase, excluding any time shares were held in a money market fund. We may change the terms of the exchange privilege after giving you 60 days' notice.

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                                                                        31
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   How to Buy, Sell and
--------------------------------------------------------------------------------
   Exchange Shares of the Fund
--------------------------------------------------------------------------------

   If you hold shares through a broker, you must exchange shares through your broker. Otherwise contact:

PRUDENTIAL MUTUAL FUND SERVICES LLC
ATTN: EXCHANGE PROCESSING
P.O. BOX 15010
NEW BRUNSWICK, NJ 08906-5010

   There is no sales charge for exchanges. If, however, you exchange--and then sell--Class B shares within approximately six years of your original purchase or Class C shares within 18 months of your original purchase, you must still pay the applicable CDSC. If you have exchanged Class B or Class C shares into a money market fund, the time you hold the shares in the money market account will not be counted in calculating the required holding period for CDSC liability.
   Remember, as we explained in the section entitled "Fund Distributions and Tax Issues--If You Sell or Exchange Your Shares," exchanging shares is considered a sale for tax purposes. Therefore, if the shares you exchange are worth more than you paid for them, you may have to pay capital gains tax. For additional information about exchanging shares, see the SAI, "Shareholder Investment Account--Exchange Privilege."
   If you own Class B or Class C shares and qualify to purchase Class A shares without paying an initial sales charge, we will automatically exchange your Class B and Class C shares which are not subject to a CDSC for Class A shares. We make such exchanges on a quarterly basis if you qualify for this exchange privilege. We have obtained a legal opinion that this exchange is not a "taxable event" for federal income tax purposes. This opinion is not binding on the IRS.

FREQUENT TRADING
Frequent trading of Fund shares in response to short-term fluctuations in the market--also known as "market timing"--may make it very difficult to manage the Fund's investments. When market timing occurs, the Fund may have to sell portfolio securities to have the cash necessary to redeem the market timer's shares. This can happen at a time when it is not advantageous to sell any securities, so the Fund's performance may be hurt. When large dollar amounts are involved, market timing can also

--------------------------------------------------------------------------------

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     PRUDENTIAL NATIONAL MUNICIPALS FUND, INC.        (800) 225-1852
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--------------------------------------------------------------------------------

make it difficult to use long-term investment strategies because we cannot predict how much cash the Fund will have to invest. When, in our opinion, such activity would have a disruptive effect on portfolio management, the Fund reserves the right to refuse purchase orders and exchanges into the Fund by any person, group or commonly controlled account. The decision may be based upon dollar amount, volume and frequency of trading. The Fund may notify a market timer of rejection of an exchange or purchase order after the day the order is placed. If the Fund allows a market timer to trade Fund shares, it may require the market timer to enter into a written agreement to follow certain procedures and limitations.

TELEPHONE REDEMPTIONS AND EXCHANGES
You may redeem or exchange your shares in any amount by calling the Fund at
(800) 225-1852. In order to redeem or exchange your shares by telephone, you must complete an authorization form for telephone transactions. If you have elected telephone redemption and exchange privileges and you call the Fund before 4:15 p.m., New York time, you will receive a redemption amount based on that day's NAV.
  The Fund's Transfer Agent will record your telephone instructions and request specific account information before redeeming or exchanging shares. The Fund will not be liable if it follows instructions that it reasonably believes are made by the shareholder. If the Fund does not follow reasonable procedures, it may be liable for losses due to unauthorized or fraudulent telephone instructions.
  In the event of drastic economic or market changes, you may have difficulty in redeeming or exchanging your shares by telephone. If this occurs, you should consider redeeming or exchanging your shares by mail.
  The telephone redemption and exchange privileges may be modified or terminated at any time. If this occurs, you will receive a written notice from the Fund.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
   Financial Highlights
--------------------------------------------------------------------------------

The financial highlights will help you evaluate the Fund's financial performance. The TOTAL RETURN in each chart represents the rate that a shareholder earned on an investment in that share class of the Fund, assuming reinvestment of all dividends and other distributions. The information is for each share class for the periods indicated.
   Review each chart with the financial statements and the report of independent accountants, which appear in the annual report and the SAI and are available upon request. Additional performance information for each share class is contained in the annual report, which you can receive at no charge.

CLASS A SHARES
The financial highlights were audited by PricewaterhouseCoopers LLP, independent accountants, whose report was unqualified.


  CLASS A SHARES (FISCAL YEARS ENDED 12-31)
  PER SHARE OPERATING
  PERFORMANCE                   1999        1998        1997     1996        1995
  NET ASSET VALUE,
   BEGINNING OF YEAR          $16.06      $16.12      $15.56   $15.98      $14.42
  INCOME FROM INVESTMENT
   OPERATIONS:
  Net investment income/3/       .76         .79         .81      .82         .81
  Net realized and
   unrealized gain (loss)
   on investment
   transactions               (1.34)         .06         .67    (.42)        1.57
  TOTAL FROM INVESTMENT
   OPERATIONS                  (.58)         .85        1.48      .40        2.38
---------------------------------------------------------------------------------
  LESS DISTRIBUTIONS:
  Dividends from net
   investment income           (.76)       (.79)       (.81)    (.82)       (.81)
  Distributions in excess
   of net investment
   income                         --/1/       --/1/    (.01)       --/1/    (.01)
  Distributions from net
   realized gains                 --       (.12)       (.10)                   --
  TOTAL DISTRIBUTIONS          (.76)       (.91)        (92)    (.82)       (.82)
  NET ASSET VALUE, END OF
   YEAR                       $14.72      $16.06      $16.12   $15.56      $15.98
  TOTAL RETURN/2/            (3.69)%       5.41%       9.80%    2.66%      16.91%
---------------------------------------------------------------------------------
  RATIOS/SUPPLEMENTAL DATA      1999        1998        1997     1996        1995
  NET ASSETS, END OF YEAR
   (000)                    $498,428    $481,926    $493,178 $502,739    $538,145
  Average net assets (000)  $531,603    $483,759    $491,279 $508,159    $446,350
  RATIOS TO AVERAGE NET
   ASSETS:/3/
  Expenses, including
   distribution and
   service (12b-1) fees         .86%        .73%        .70%     .68%        .75%
  Expenses, excluding
   distribution and
   service (12b-1) fees         .61%        .63%        .60%     .58%        .65%
  Net investment income        4.88%       4.89%       5.15%    5.31%       5.34%
  Portfolio turnover             30%         23%         38%      46%         98%

1 Less than $.005 per share.
2 Total return assumes reinvestment of dividends and any other distributions, but does not include the effect of sales charges. It is calculated assuming shares are purchased on the first day and sold on the last day of each year reported.
3 Net of expense subsidy and/or fee waiver.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

     PRUDENTIAL NATIONAL MUNICIPALS FUND, INC.        (800) 225-1852
[GRAPHIC]

--------------------------------------------------------------------------------
   Financial Highlights
--------------------------------------------------------------------------------

CLASS B SHARES
The financial highlights were audited by PricewaterhouseCoopers LLP, independent accountants, whose report was unqualified.


  CLASS B SHARES (FISCAL YEARS ENDED 12-31)
--------------------------------------------------------------------------------
  PER SHARE OPERATING
  PERFORMANCE                   1999        1998        1997     1996        1995
  NET ASSET VALUE,
   BEGINNING OF YEAR:         $16.10      $16.16      $15.60   $16.02      $14.45
  INCOME FROM INVESTMENT
   OPERATIONS:
  Net investment income/3/       .73         .73         .75      .76         .76
  Net realized and
  unrealized gain (loss)
  on investment
  transactions                (1.35)         .06         .67    (.42)        1.58
  TOTAL FROM INVESTMENT
   OPERATIONS                  (.62)         .79        1.42      .34        2.34
---------------------------------------------------------------------------------
  LESS DISTRIBUTIONS:
  Dividends from net
  investment income            (.73)        (.73)      (.75)    (.76)       (.76)
  Distributions in excess
  of net investment income        --/1/       --/1/    (.01)       --/1/    (.01)
  Distributions from net
  realized gains                  --       (.12)       (.10)       --          --
  TOTAL DISTRIBUTIONS          (.73)       (.85)       (.86)    (.76)       (.77)
  NET ASSET VALUE, END OF
   YEAR                       $14.75      $16.10      $16.16   $15.60      $16.02
  TOTAL RETURN/2/            (3.97)%       4.99%       9.35%    2.26%      16.49%
---------------------------------------------------------------------------------
  RATIOS/SUPPLEMENTAL DATA      1999        1998        1997     1996        1995
  NET ASSETS, END OF YEAR
   (000)                     $92,265    $119,698    $141,528 $168,185    $222,865
  Average net assets (000)  $118,044    $131,195    $151,938 $193,312    $252,313
  RATIOS TO AVERAGE NET
   ASSETS:/3/
  Expenses, including
  distribution and service
  (12b-1) fees                 1.11%       1.13%       1.10%    1.08%       1.15%
  Expenses, excluding
  distribution and service
  (12b-1) fees                  .61%        .63%        .60%     .58%        .65%
  Net investment income        4.62%       4.49%       4.75%    4.91%       4.96%
  Portfolio turnover             30%         23%         38%      46%         98%

1 Less than $.005 per share.
2 Total return assumes reinvestment of dividends and any other distributions, but does not include the effect of sales charges. It is calculated assuming shares are purchased on the first day and sold on the last day of each year reported.
3 Net of expense subsidy and/or fee waiver.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
   Financial Highlights
--------------------------------------------------------------------------------


CLASS C SHARES
The financial highlights were audited by PricewaterhouseCoopers LLP, independent accountants, whose report was unqualified.


  CLASS C SHARES (FISCAL YEARS ENDED 12-
  31)
--------------------------------------------------------------------------------
  PER SHARE OPERATING PERFORMANCE      1999      1998      1997   1996      1995
  NET ASSET VALUE, BEGINNING OF
   YEAR                              $16.10    $16.16    $15.60 $16.02    $14.44
  INCOME FROM INVESTMENT
   OPERATIONS:
  Net investment income/3/              .69       .69       .71    .72       .72
  Net realized and unrealized
  gain (loss) on investment
  transactions                       (1.35)       .06       .67  (.42)      1.59
  TOTAL FROM INVESTMENT
   OPERATIONS                         (.66)       .75      1.38    .30      2.31
--------------------------------------------------------------------------------
  LESS DISTRIBUTIONS:
  Dividends from net investment
  income                              (.69)      (.69)    (.71)  (.72)     (.72)
  Distributions in excess of net
  investment income                      --/1/     --/1/  (.01)     --/1/  (.01)
  Distributions from net realized
  gains                                  --     (.12)     (.10)     --        --
  TOTAL DISTRIBUTIONS                 (.69)     (.81)     (.82)  (.72)     (.73)
  NET ASSET VALUE, END OF YEAR       $14.75    $16.10    $16.16 $15.60    $16.02
  TOTAL RETURN/2/                   (4.22%)     4.73%     9.08%  2.01%    16.22%
--------------------------------------------------------------------------------
  RATIOS/SUPPLEMENTAL DATA             1999      1998      1997   1996      1995
  NET ASSETS, END OF YEAR (000)      $3,060    $2,296      $825   $772      $403
  Average net assets (000)           $2,643    $1,555      $758   $674      $247
  RATIOS TO AVERAGE NET
   ASSETS:/3/
  Expenses, including
  distribution and service (12b-
  1) fees                             1.36%     1.38%     1.35%  1.33%     1.40%
  Expenses, excluding
  distribution and service (12b-
  1) fees                              .61%      .63%      .60%   .58%      .65%
  Net investment income               4.39%     4.23%     4.50%  4.67%     4.66%
  Portfolio turnover                    30%       23%       38%    46%       98%

1 Less than $.005 per share.
2 Total return assumes reinvestment of dividends and any other distributions, but does not include the effect of sales charges. It is calculated assuming shares are purchased on the first day and are sold on the last day of each year reported.
3 Net of expense subsidy and/or fee waiver.

--------------------------------------------------------------------------------

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     PRUDENTIAL NATIONAL MUNICIPALS FUND, INC.        (800) 225-1852
[GRAPHIC]

--------------------------------------------------------------------------------
   Financial Highlights
--------------------------------------------------------------------------------

CLASS Z SHARES
The financial highlights were audited by PricewaterhouseCoopers LLP, independent accountants, whose report was unqualified.


  CLASS Z SHARES (FISCAL PERIOD
  ENDED 12-31)
--------------------------------------
  PER SHARE OPERATING
  PERFORMANCE               1999/1/
  NET ASSET VALUE,
   BEGINNING OF PERIOD      $ 16.11
  INCOME FROM INVESTMENT
   OPERATIONS:
  Net investment income         .73
  Net realized and
  unrealized gain (loss)
  on investment
  transactions               (1.40)
  TOTAL FROM INVESTMENT
   OPERATIONS                 (.67)
--------------------------------------
  LESS DISTRIBUTIONS:
  Dividends from net
  investment income           (.73)
  Distributions in excess
  of net investment income       --/2/
  Distributions from net
  realized gains                 --
  TOTAL DISTRIBUTIONS         (.73)
  NET ASSET VALUE, END OF
   PERIOD                   $ 14.71
  TOTAL RETURN/3/           (4.22%)
--------------------------------------
  RATIOS/SUPPLEMENTAL DATA     1999
  NET ASSETS, END OF
   PERIOD (000)             $   797
  Average net assets (000)   $1,391
  RATIOS TO AVERAGE NET
   ASSETS:
  Expenses, including
  distribution and service
  (12b-1) fees                 .64%/4/
  Expenses, excluding
  distribution and service
  (12b-1) fees                 .64%/4/
  Net investment income       5.45%/4/
  Portfolio turnover            30%

1 Information shown is for the period 1-22-99 (when Class Z shares were first offered) through 12-31-99.
2 Less than $.005 per share.
3 Total return assumes reinvestment of dividends and any other distributions.
  It is calculated assuming shares are purchased on the first day and are sold on the last day of each period reported. Total return for period of less than a full year is not annualized.
4 Annualized.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
   The Prudential Mutual Fund Family
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Prudential offers a broad range of mutual funds designed to meet your individual needs. For information about these funds, contact your financial adviser or call us at (800) 225-1852. Read the prospectus carefully before you invest or send money.
STOCK FUNDS
Prudential Emerging Growth Fund, Inc.
Prudential Equity Fund, Inc.
Prudential Equity Income Fund
Prudential Index Series Fund
 Prudential Small-Cap Index Fund
 Prudential Stock Index Fund
The Prudential Investment Portfolios, Inc.
 Prudential Jennison Growth Fund
 Prudential Jennison Growth & Income Fund
Prudential Mid-Cap Value Fund
Prudential Real Estate Securities Fund
Prudential Sector Funds, Inc.
 Prudential Financial Services Fund
 Prudential Health Sciences Fund
 Prudential Technology Fund
 Prudential Utility Fund
Prudential Small-Cap Quantum Fund, Inc.
Prudential Small Company Value Fund, Inc.
Prudential Tax-Managed Funds
 Prudential Tax-Managed Equity Fund
Prudential 20/20 Focus Fund
Nicholas-Applegate Fund, Inc.
 Nicholas-Applegate Growth Equity Fund
Target Funds
 Large Capitalization Growth Fund
 Large Capitalization Value Fund
 Small Capitalization Growth Fund
 Small Capitalization Value Fund
ASSET ALLOCATION/BALANCED FUNDS
Prudential Balanced Fund
Prudential Diversified Funds
 Conservative Growth Fund
 Moderate Growth Fund
 High Growth Fund
The Prudential Investment Portfolios, Inc.
 Prudential Active Balanced Fund

GLOBAL FUNDS
GLOBAL STOCK FUNDS
Prudential Developing Markets Fund
 Prudential Developing Markets Equity Fund
 Prudential Latin America Equity Fund
Prudential Europe Growth Fund, Inc.
Prudential Global Genesis Fund, Inc.
Prudential Index Series Fund
 Prudential Europe Index Fund
 Prudential Pacific Index Fund
Prudential Natural Resources Fund, Inc.
Prudential Pacific Growth Fund, Inc.
Prudential World Fund, Inc.
 Prudential Global Growth Fund
 Prudential International Value Fund
 Prudential Jennison International Growth Fund
Global Utility Fund, Inc.
Target Funds
 International Equity Fund

GLOBAL BOND FUNDS
Prudential Global Total Return Fund, Inc.
Prudential International Bond Fund, Inc.


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     PRUDENTIAL NATIONAL MUNICIPALS FUND, INC.       (800) 225-1852
[GRAPHIC]

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


BOND FUNDS
TAXABLE BOND FUNDS
Prudential Diversified Bond Fund, Inc.
Prudential Government Income Fund, Inc.
Prudential Government Securities Trust
 Short-Intermediate Term Series
Prudential High Yield Fund, Inc.
Prudential High Yield Total Return Fund, Inc.
Prudential Index Series Fund
 Prudential Bond Market Index Fund
Prudential Structured Maturity Fund, Inc.
 Income Portfolio
Target Funds
 Total Return Bond Fund

TAX-EXEMPT BOND FUNDS
Prudential California Municipal Fund
 California Series
 California Income Series
Prudential Municipal Bond Fund
 High Income Series
 Insured Series
Prudential Municipal Series Fund
 Florida Series
 Massachusetts Series
 New Jersey Series
 New York Series
 North Carolina Series
 Ohio Series
 Pennsylvania Series
Prudential National Municipals Fund, Inc.

MONEY MARKET FUNDS
TAXABLE MONEY MARKET FUNDS
Cash Accumulation Trust
 Liquid Assets Fund
 National Money Market Fund
Prudential Government Securities Trust
 Money Market Series
 U.S. Treasury Money Market Series
Prudential Special Money Market Fund, Inc.
 Money Market Series
Prudential MoneyMart Assets, Inc.

TAX-FREE MONEY MARKET FUNDS
Prudential Tax-Free Money Fund, Inc.
Prudential California Municipal Fund
 California Money Market Series
Prudential Municipal Series Fund
 Connecticut Money Market Series
 Massachusetts Money Market Series
 New Jersey Money Market Series
 New York Money Market Series

COMMAND FUNDS
COMMAND Money Fund
COMMAND Government Fund
COMMAND Tax-Free Fund

INSTITUTIONAL MONEY MARKET FUNDS
Prudential Institutional Liquidity Portfolio, Inc.
 Institutional Money Market Series







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FOR MORE INFORMATION

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Please read this prospectus before you               You can also obtain copies of Fund
invest in the Fund and keep it for future            documents from the Securities and
reference. For information or shareholder            Exchange Commission as follows
questions contact                                    BY MAIL
Prudential Mutual Fund Services LLC                  Securities and Exchange Commission
P.O. Box 15005                                       Public Reference Section
New Brunswick, NJ 08906-5005                         Washington, DC 20549-0102
(800) 225-1852                                       BY ELECTRONIC REQUEST
(732) 482-7555 (Calling from outside the U.S.)       publicinfo@sec.gov
                                                      (The SEC charges a fee to copy
Outside Brokers should contact                        documents.)
Prudential Investment Management                     IN PERSON
Services LLC                                         Public Reference Room in Washington, DC
P.O. Box 15035                                        (For hours of operation, call
New Brunswick, NJ 08906-5035                          1-202-942-8090)
(800) 778-8769                                       VIA THE INTERNET
                                                     on the EDGAR Database at
Visit Prudential's website at                        http://www.sec.gov
http://www.prudential.com
                                                     CUSIP Numbers                 Nasdaq Symbols
Additional information about the Fund can            Class A Shares--743918-20-3   PRNMX
be obtained without charge and can be                Class B Shares--743918-10-4   PBHMX
found in the following documents                     Class C Shares--743918-30-2   --
Statement of Additional Information (SAI)            Class Z Shares--743918-40-1   --
(incorporated by reference into this                 Investment Company Act File No. 811-2992
prospectus)
Annual Report
(contains a discussion of the market
conditions and investment strategies that
significantly affected the Fund's
performance)
Semi-Annual Report

MF104A                                               [LOGO] Printed on Recycled Paper
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